Exhibit 10.1

FORM OF VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT (“Agreement”) is entered into as of July 14, 2019, by and between Callon Petroleum Company, a Delaware corporation (“Parent”), and the individual signatory hereto (“Shareholder”).

RECITALS

A. Shareholder is a holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the number of issued and outstanding shares of common stock, par value $0.01 per share (each, a “Share” and, together, the “Shares”), of Carrizo Oil & Gas, Inc., a Texas corporation (the “Company”), as set forth on Schedule A hereto.

B. Parent and the Company are entering into an Agreement and Plan of Merger of even date herewith (as may be amended, the “Merger Agreement”), which provides (subject to the conditions set forth therein) for, among other things, the merger of the Company into Parent (the “Merger”).

C. In the Merger, each outstanding Share issued and outstanding immediately prior to the Effective Time shall be converted into and will thereafter represent the right to receive from Parent the number of shares of Parent common stock, par value $0.01, as provided by the Exchange Ratio in the Merger Agreement.

D. Shareholder is entering into this Agreement in order to induce Parent to enter into the Merger Agreement and cause the Merger to be consummated.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1. CERTAIN DEFINITIONS

For purposes of this Agreement:

(a) The capitalized terms used but not otherwise defined in this Agreement have the meanings assigned to such terms in the Merger Agreement.

(b) “Expiration Date” shall mean the earliest of: (i) the date on which the Company Common Shareholder Approval is obtained, (ii) the time and date in which the Merger Agreement is validly terminated in accordance with its terms, (iii) the occurrence of a Company Adverse Recommendation Change made by the Company Board of Directors in compliance with the terms of the Merger Agreement in connection with a Company Superior Proposal, and (iv) termination of this Agreement by mutual written consent of Shareholder and Parent.

(c) Shareholder shall be deemed to “Own” or to have acquired “Ownership” of a security if Shareholder: (i) is the record owner of such security; or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

(d) “Subject Securities” shall mean: (i) all securities of the Company (including all Shares and all options, Company Restricted Stock, Company Performance Shares, Company RSUs, Company SARs (to the extent payable in Shares), warrants and other rights to acquire Shares) Owned by Shareholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional Shares and all options, Company Restricted Stock, Company Performance Shares, Company RSUs, Company SARs (to the extent payable in Shares), warrants and other rights to acquire Shares) of which Shareholder acquires Ownership during the Voting Period.

(e) A person shall be deemed to have a effected a “Transfer” of a security if such person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any person other than Parent; (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any person other than Parent; or (iii) reduces such person’s beneficial ownership of or interest in such security.

(f) “Voting Period” shall mean the period commencing on (and including) the date of this Agreement and ending on (and including) the Expiration Date.

SECTION 2. TRANSFER OF SUBJECT SECURITIES AND VOTING RIGHTS

2.1 Restriction on Transfer of Subject Securities. Subject to Section 2.3, during the Voting Period, Shareholder shall not cause or permit any Transfer of any of the Subject Securities to be effected (other than the Merger). Without limiting the generality of the foregoing, during the Voting Period, Shareholder shall not tender, agree to tender or permit to be tendered any of the Subject Securities in response to or otherwise in connection with any tender or exchange offer.

2.2 Restriction on Transfer of Voting Rights. During the Voting Period, Shareholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust; and (b) other than the Proxy contemplated by this Agreement, no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities (other than in connection with a Transfer to a Permitted Transferee (as hereinafter defined)).

2.3 Permitted Transfers. Section 2.1 shall not prohibit a Transfer of Subject Securities by Shareholder: (a) if Shareholder is an individual (i) to any member of Shareholder’s immediate family, or to a trust for the benefit of Shareholder or any member of Shareholder’s immediate family, or (ii) upon the death of Shareholder to any person taking by will, succession or intestacy; (b) if Shareholder is an entity, to one or more partners, shareholders or members of Shareholder or to an affiliated entity under common control with Shareholder; (c) if Shareholder is a trust, to one or more beneficiaries of such trust; or (d) to any transferee pursuant to a trading plan entered into by Shareholder pursuant to Rule 10b5-1 under the Exchange Act prior to the date hereof (including, for the avoidance of doubt, the exercise of any Company SAR) (each of the persons described in clauses (a), (b), (c) and (d), a “Permitted Transferee”); provided, however, that a Transfer referred to in clauses (a)(i), (b) or (c) in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a written document, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement and, for the avoidance of doubt, any other Permitted Transferee described in clauses (a)(ii) or (d) takes without any restriction or obligation relating to this Agreement.

SECTION 3. VOTING OF SHARES

3.1 Voting Covenant. Subject to Section 3.4, Shareholder hereby agrees that, during the Voting Period, at any meeting of the shareholders of the Company, however called, and in any written action by consent of shareholders of the Company, unless otherwise directed in writing by Parent, Shareholder shall cause the Subject Securities with respect to which such Shareholder has voting rights to be voted:

(a) in favor of (i) the approval of the Merger Agreement, (ii) each of the other actions contemplated by the Merger Agreement and (iii) any action in furtherance of any of the foregoing;

(b) against any action or agreement that would result in a material breach of any material representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

(c) against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (i) any merger, consolidation or other business combination involving the Company or any of its Subsidiaries; (ii) any sale, lease, sublease, license, sublicense or transfer of a material portion of the properties or other assets of the Company or any of its Subsidiaries; (iii) any change in a majority of the board of directors of the Company; (iv) any action or proposal to amend, or waive any provision of the articles of incorporation or bylaws of the Company, which amendment may have the effect of (1) frustrating the purpose of, or breaching or nullifying any provision of, the Merger Agreement, (2) impeding, interfering with, preventing, delaying or adversely affecting the Merger or (3) changing the voting rights of any shares of capital stock of the Company, and (v) any other action which is intended, or would reasonably be expected, to materially (1) impede, (2) interfere with, (3) delay, (4) postpone, (5) discourage or (6) adversely affect the Merger, including the Financing, or any of the transactions contemplated by the Merger Agreement and, in the case of clauses (iii) and (iv), only to the extent such action is intended, or would reasonably be expected, to materially (1) impede, (2) interfere with, (3) delay, (4) postpone, (5) discourage or (6) adversely affect the Merger or any of the transactions contemplated by the Merger Agreement, including the Financing.

3.2 Other Voting Agreements. During the Voting Period, Shareholder shall not enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with clause (a), clause (b) or clause (c) of Section 3.1.

3.3 Proxy.

(a) Contemporaneously with the execution of this Agreement, Shareholder shall deliver to Parent a proxy in the form attached to this Agreement as Exhibit A, which shall be irrevocable to the fullest extent permitted by Law (at all times during the Voting Period) with respect to the Shares in accordance with its terms (the “Proxy”).

(b) Shareholder shall not enter into any tender, voting or other similar agreement, or grant a proxy or power of attorney, with respect to any of the Subject Securities that is inconsistent with this Agreement or otherwise take any other action with respect to any of the Subject Securities that would in any way restrict, limit or interfere with the performance of any of Shareholder’s obligations hereunder or any of the actions contemplated hereby.

3.4 Voting on Other Matters. Shareholder may vote the Subject Securities on all other matters not referred to in this Agreement, and the proxy named above may not exercise the Proxy with respect to such other matters.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

Shareholder hereby represents and warrants to Parent as follows:

4.1 Authorization, etc. Shareholder has the full or corporate power, authority and capacity to execute and deliver this Agreement and the Proxy and to perform Shareholder’s obligations hereunder and thereunder. This Agreement and the Proxy have been duly executed and delivered by Shareholder and constitute legal, valid and binding obligations of Shareholder, enforceable against Shareholder in accordance with their terms, subject to: (a) Laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of Law governing specific performance, injunctive relief and other equitable remedies. If Shareholder is a corporation, then Shareholder is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it was organized. If Shareholder is a general or limited partnership, then Shareholder is a partnership duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it was organized. If Shareholder is a limited liability company, then Shareholder is a limited liability company duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it was organized. Shareholder has reviewed and understands the terms of this Agreement, and Shareholder has consulted and relied upon Shareholder’s counsel in connection with this Agreement.

4.2 No Conflicts or Consents.

(a) The execution and delivery of this Agreement and the Proxy by Shareholder do not, and the performance of this Agreement and the Proxy by Shareholder will not: (i) conflict with or violate any Law or Order applicable to Shareholder or by which Shareholder or any of Shareholder’s assets or properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any Lien (other than Liens created by this Agreement) on any of the Subject Securities pursuant to, any Contract to which Shareholder is a party or by which Shareholder or any of Shareholder’s affiliates, assets or properties is or may be bound or affected, except in each case of the foregoing clauses (i) and (ii), as would not reasonably be expected to impair, adversely affect or delay the ability of such Shareholder to perform Shareholder’s obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(b) The execution and delivery of this Agreement and the Proxy by Shareholder do not, and the performance of this Agreement and the Proxy by Shareholder will not, require any Consent of any person, except as would not reasonably be expected to impair, adversely affect or delay the ability of such Shareholder to perform Shareholder’s obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

4.3 Title to Securities. As of the date of this Agreement, except, if applicable, as set forth in any Schedule 13D filed by or on behalf of Shareholder (as amended through the date hereof): (a) Shareholder holds of record (free and clear of any Liens, other than Liens created by this Agreement) the number of outstanding Shares set forth under the heading “Shares Held of Record” on Schedule A hereof; (b) Shareholder holds (free and clear of any Liens, other than Liens created by this Agreement) the Company Restricted Stock, Company Performance Shares, Company RSUs, Company SARs (to the extent payable in Shares), options, warrants and any other rights to acquire Shares set forth under the heading “Company Awards” on Schedule A hereof; (c) Shareholder Owns the additional securities of the Company set forth under the heading “Additional Securities Beneficially Owned” on Schedule A hereof; and (d) Shareholder does not directly or indirectly Own any shares of capital stock or other securities of the Company, or any Company Restricted Stock, Company Performance Shares, Company RSUs, Company SARs (to the extent payable in Shares), options, warrants or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the Shares, Company Restricted Stock, Company Performance Shares, Company RSUs, Company SARs (to the extent payable in Shares), options, warrants and other rights set forth on Schedule A hereof.

4.4 Accuracy of Representations. The representations and warranties contained in this Agreement are, and will be, accurate in all material respects, at all times, as of the date of this Agreement and through and including the Expiration Date as if made as of any such time or date.

SECTION 5. MISCELLANEOUS

5.1 Shareholder Information. Shareholder hereby agrees to permit Parent to publish and publicly- disclose in the Proxy Statement/Prospectus and any other filing or disclosure required under the Exchange Act Shareholder’s identity and ownership of Shares and the nature of Shareholder’s commitments, arrangements and understandings under this Agreement; provided, that in advance of any such filing or disclosure, Shareholder shall be afforded a reasonable opportunity to review and approve (such approval not to be unreasonably withheld, conditioned or delayed) such filing or disclosure. Parent shall not make any other disclosures regarding Shareholder in any press release or otherwise without the prior written consent of Shareholder.

5.2 Company Superior Proposals. Subject to Section 5.3, and subject to Shareholder’s right to take any action in Shareholder’s capacity as a director or officer of the Company to further the exercise by the Company of its rights under the Merger Agreement:

(a) Shareholder agrees that neither it nor any of its controlled affiliates (other than the Company or its Subsidiaries) shall, and shall not authorize or permit its Representatives (it being understood that, for purposes hereof, a Representative of the Company shall not constitute a Representative of a Shareholder unless such Shareholder shall have separately engaged or directed such person in his, her or its capacity as a shareholder of the Company and not as an officer, director or employee of the Company) to, directly or indirectly, (i) solicit, initiate or knowingly facilitate or knowingly encourage (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal, (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any non-public information regarding the Company in connection with or for the purpose of encouraging or facilitating, a Company Takeover Proposal, or (iii) approve, recommend or enter into, or propose to approve, recommend or enter into, any letter of intent or similar document, agreement, commitment, or agreement in principle (whether written or oral) with respect to a Company Takeover Proposal (other than an Acceptable Company Confidentiality Agreement entered into in accordance with Section 5.4(b) of the Merger Agreement);

(b) upon the execution hereof, Shareholder shall immediately cease any ongoing solicitation, knowing encouragement, discussions or negotiations with any persons that may be ongoing with respect to a Company Takeover Proposal or sale of Shares held by Shareholder, and shall refrain from engaging in any future discussions or negotiations between Shareholder and any person (other than Parent and its affiliates) with respect to any sale of any Shares held by Shareholder (other than to state that Shareholder is currently not permitted to engage in such discussions or negotiations); and

(c) notwithstanding the foregoing, the restrictions in this Section 5.2 shall not apply (i) with respect to any discussions, negotiations or other actions with respect to the transfer of Shares permitted by Section 2.3, or (ii) with respect to any discussions between Shareholder, on the one hand, and any affiliate or Representative of Shareholder, on the other hand.

5.3 Fiduciary Duties. Shareholder is entering into this Agreement solely in Shareholder’s capacity as an Owner of Subject Securities, and Shareholder shall not be deemed to be making any agreement or representation in this Agreement in Shareholder’s capacity as, or that would limit Shareholder’s ability to take or fulfill, or refrain from taking, actions or fulfilling fiduciary duties as a director or officer of the Company in compliance with the terms of the Merger Agreement. Nothing in this Agreement shall preclude Shareholder from making such filings as are required by the SEC or any other regulatory authority in connection with entering into this Agreement.

5.4 Termination; Survival. This Agreement shall terminate on the Expiration Date or earlier if by mutual consent; provided, however, that (a) the provisions of this Section 5 (other than Sections 5.1 and 5.2) shall survive any termination of this Agreement and (b) the termination of this Agreement shall not relieve Shareholder from any liability arising from any intentional breach of any representation, warranty, covenant or other provisions of this Agreement prior to such termination for a period ending on the earlier of (i) one (1) year after the Expiration Date and (ii) the Effective Time.

5.5 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

5.6 Notices. (a) All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service or delivery if served personally on the party to whom notice is to be given or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), (ii) on the day after delivery to Federal Express or similar overnight courier to the party as follows or (iii) on the date sent by e-mail of a “portable document format” (.pdf) document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient:

if to Shareholder:

at the address set forth on Schedule A hereof

with a copy (which shall not constitute notice) to:

Baker Botts L.L.P.

910 Louisiana Street

Houston, Texas 77002

Attention:        Gene J. Oshman

                         James B. Marshall

Email:    gene.oshman@bakerbotts.com

               james.marshall@bakerbotts.com

and

if to Parent:

Callon Petroleum Company

1401 Enclave Parkway, Suite 600

Houston, Texas 77077

Attention: Michol L. Ecklund, General Counsel

Email: mecklund@callon.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

609 Main Street, Suite 4700

Houston, Texas 77002

Attention:        Sean T. Wheeler, P.C.

                         Douglas E. Bacon, P.C.

Email:    sean.wheeler@kirkland.com

              doug.bacon@kirkland.com

5.7 Severability. Any term or provision (or part thereof) of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions (or parts thereof) of this Agreement in any other jurisdiction. If any provision (or part thereof) of this Agreement is so broad as to be unenforceable, such provision (or part thereof) shall be interpreted to be only so broad as is enforceable.

5.8 Entire Agreement. This Agreement and the Proxy constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof, and this Agreement is not intended to grant standing to any person other than the parties hereto.

5.9 Amendments; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Parent and Shareholder or, in the case of a waiver, by the party against whom the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by either party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. No waiver by any of the parties hereto of any default, misrepresentation or breach of representation, warranty, covenant or other agreement hereunder, whether intentional or not, shall be deemed to extend any prior or subsequent default, misrepresentation or breach or affect in any way rights arising by virtue of any prior or subsequent such occurrence.

5.10 Assignment; Binding Effect. Except as provided herein, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by any party (other than, in the case of Shareholder, to a Permitted Transferee), and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Agreement shall be binding upon the parties and such parties’ heirs, estate, executors and personal representatives and such parties’ successors and permitted assigns, and shall inure to the benefit of the parties and such parties’ successors and permitted assigns. Without limiting any of the restrictions set forth in Section 2, Section 3 or elsewhere in this Agreement, this Agreement shall be binding upon any person to whom any Subject Securities are transferred.

5.11 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Proxy were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedy that may be available to it, each of the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or the Proxy and to enforce specifically the terms and provisions of this Agreement or the Proxy exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), and all such rights and remedies at law or in equity shall be cumulative. The parties further agree that no party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.11 and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

5.12 Non-Exclusivity. The rights and remedies of a party under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at Law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

5.13 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement, and all claims or causes of action (whether at Law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(b) In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable Law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. To the fullest extent permitted by applicable Law, each of the parties hereto hereby consents to the service of process in accordance with Section 5.6; provided, however, that nothing herein shall affect the right of either party to serve legal process in any other manner permitted by Law.

(c) EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.14 Limitations on Damages. In no event shall any party have any liability for loss of profits, revenue or goodwill, loss or interruption of business, loss of data, or for any indirect, incidental, special, consequential or punitive damages, arising out of or relating to this Agreement or the subject matter hereof, no matter what theory of liability, and even if advised of the possibility or probability of such damages.

5.15 Counterparts; Exchanges by Facsimile or Electronic Delivery. This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, electronic delivery or otherwise) to the other party. Signatures to this Agreement transmitted by electronic mail in .pdf form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

5.16 Headings. Headings of the Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

5.17 No Ownership Interests. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Subject Securities. All rights, ownership and economic benefits of and relating to the Subject Securities shall remain vested in and belong to the applicable Shareholder (other than as set forth in this Agreement). Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other person, including Parent, for the purposes of Rule 13d-5(b)(1) of the Exchange Act or for any other similar provision of applicable Law.

5.18 No Third Party Beneficiaries. Nothing in this Agreement is intended to or shall confer upon any person other than the parties and each such party’s respective heirs, successors and permitted assigns any rights or remedies of any nature.

5.19 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, (i) all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement; and (ii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

CALLON PETROLEUM COMPANY

Name:
Title:

Signature Page to Voting and Support Agreement

[Shareholder]

Signature Page to Voting and Support Agreement